Filed Pursuant to Rule 433
Registration No. 333-261754

Pricing Term Sheet – Reopening of 5.464% Senior Notes due 2026

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$300,000,000 aggregate principal amount of 5.464% senior notes due 2026 (the “Notes”)

Further Issue:	The Notes will be a further issuance of, and will be consolidated and form a single series with, the 5.464% senior notes due 2026 issued on January 13, 2023 by SMFG

Total Amount Outstanding After Reopening:	U.S.$1,800,000,000

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	99.753% of the principal amount, plus the amount equal to accrued interest in respect of the period from (and including) January 13, 2023 to (but excluding) March 7, 2023. The amount of accrued interest on March 7, 2023 will be U.S.$8.20 per U.S.$1,000 principal amount of the Notes

Pricing Date:	February 28, 2023

Settlement Date:	March 7, 2023

Maturity Date:	January 13, 2026

Tax Considerations:	For U.S. federal income tax purposes the Notes will be part of the same issue and have the same issue price as the 5.464% senior notes due 2026 issued on January 13, 2023. U.S. investors that purchase Notes in the reopening at the Offering Price generally may exclude from income, for U.S. federal income tax purposes, the portion of the interest payment paid on July 13, 2023 that relates to the period from January 13, 2023 to the Settlement Date (“pre-acquisition accrued interest”). Pre-acquisition accrued interest not included in income will not form part of any amortizable bond premium (as described in “Taxation—U.S. Federal Income Tax Considerations—Amortizable Bond Premium” in the preliminary prospectus supplement dated February 28, 2023 (the “Preliminary Prospectus Supplement”)) and will not be included in an investor’s tax basis in the Notes for U.S. federal income tax purposes. See the “Taxation” section of the Preliminary Prospectus Supplement for a discussion of certain Japanese and U.S. federal income tax consequences of owning and disposing of the Notes applicable to U.S. Holders (as defined in the Preliminary Prospectus Supplement) that purchase the Notes in the reopening at the Offering Price.

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated February 28, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on July 13, 2023. Such semiannual interest will amount to U.S.$27.32 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+105 bps

Coupon:	5.464%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CT5

ISIN:	US86562MCT53

Common Code:	257192687

Legal Entity Identifier:	35380028MYWPB6AUO129

Sole Bookrunner:	SMBC Nikko Securities America, Inc.

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated February 28, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – Reopening of 5.520% Senior Notes due 2028

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$400,000,000 aggregate principal amount of 5.520% senior notes due 2028 (the “Notes”)

Further Issue:	The Notes will be a further issuance of, and will be consolidated and form a single series with, the 5.520% senior due 2028 issued on January 13, 2023 by SMFG

Total Amount Outstanding After Reopening:	U.S.$1,900,000,000

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	99.799% of the principal amount, plus the amount equal to accrued interest in respect of the period from (and including) January 13, 2023 to (but excluding) March 7, 2023. The amount of accrued interest on March 7, 2023 will be U.S.$8.28 per U.S.$1,000 principal amount of the Notes.

Pricing Date:	February 28, 2023

Settlement Date:	March 7, 2023

Maturity Date:	January 13, 2028

Tax Considerations:	For U.S. federal income tax purposes the Notes will be part of the same issue and have the same issue price as the 5.520% senior notes due 2028 issued on January 13, 2023. U.S. investors that purchase Notes in the reopening at the Offering Price generally may exclude from income, for U.S. federal income tax purposes, the portion of the interest payment paid on July 13, 2023 that relates to the period from January 13, 2023 to the Settlement Date (“pre-acquisition accrued interest”). Pre-acquisition accrued interest not included in income will not form part of any amortizable bond premium (as described in “Taxation—U.S. Federal Income Tax Considerations—Amortizable Bond Premium” in the preliminary prospectus supplement dated February 28, 2023 (the “Preliminary Prospectus Supplement”)) and will not be included in an investor’s tax basis in the Notes for U.S. federal income tax purposes. See the “Taxation” section of the Preliminary Prospectus Supplement for a discussion of certain Japanese and U.S. federal income tax consequences of owning and disposing of the Notes applicable to U.S. Holders (as defined in the Preliminary Prospectus Supplement) that purchase the Notes in the reopening at the Offering Price.

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated February 28, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on July 13, 2023. Such semiannual interest will amount to U.S.$27.60 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+140 bps

Coupon:	5.520%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CR9

ISIN:	US86562MCR97

Common Code:	254762547

Legal Entity Identifier:	35380028MYWPB6AUO129

Sole Bookrunner:	SMBC Nikko Securities America, Inc.

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated February 28, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – Reopening of 5.710% Senior Notes due 2030

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$350,000,000 aggregate principal amount of 5.710% senior notes due 2030 (the “Notes”)

Further Issue:	The Notes will be a further issuance of, and will be consolidated and form a single series with, the 5.710% senior notes due 2030 issued on January 13, 2023 by SMFG

Total Amount Outstanding After Reopening:	U.S.$1,350,000,000

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.515% of the principal amount, plus the amount equal to accrued interest in respect of the period from (and including) January 13, 2023 to (but excluding) March 7, 2023. The amount of accrued interest on March 7, 2023 will be U.S.$8.57 per U.S.$1,000 principal amount of the Notes.

Pricing Date:	February 28, 2023

Settlement Date:	March 7, 2023

Maturity Date:	January 13, 2030

Tax Considerations:	For U.S. federal income tax purposes the Notes will be part of the same issue and have the same issue price as the 5.710% senior notes due 2030 issued on January 13, 2023. U.S. investors that purchase Notes in the reopening at the Offering Price generally may exclude from income, for U.S. federal income tax purposes, the portion of the interest payment paid on July 13, 2023 that relates to the period from January 13, 2023 to the Settlement Date (“pre-acquisition accrued interest”). Pre-acquisition accrued interest not included in income will not form part of any amortizable bond premium (as described in “Taxation—U.S. Federal Income Tax Considerations—Amortizable Bond Premium” in the preliminary prospectus supplement dated February 28, 2023 (the “Preliminary Prospectus Supplement”)) and will not be included in an investor’s tax basis in the Notes for U.S. federal income tax purposes. See the “Taxation” section of the Preliminary Prospectus Supplement for a discussion of certain Japanese and U.S. federal income tax consequences of owning and disposing of the Notes applicable to U.S. Holders (as defined in the Preliminary Prospectus Supplement) that purchase the Notes in the reopening at the Offering Price.

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated February 28, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on July 13, 2023. Such semiannual interest will amount to U.S.$28.55 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+155 bps

Coupon:	5.710%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CW8

ISIN:	US86562MCW82

Common Code:	257192695

Legal Entity Identifier:	35380028MYWPB6AUO129

Sole Bookrunner:	SMBC Nikko Securities America, Inc.

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated February 28, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 5.766% Senior Notes due 2033

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$250,000,000 aggregate principal amount of 5.766% senior notes due 2033 (the “Notes”)

Further Issue:	The Notes will be a further issuance of, and will be consolidated and form a single series with, the 5.766% senior notes due 2033 issued on January 13, 2023 by SMFG

Total Amount Outstanding After Reopening:	U.S.$1,750,000,000

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	101.175% of the principal amount, plus the amount equal to accrued interest in respect of the period from (and including) January 13, 2023 to (but excluding) March 7, 2023. The amount of accrued interest on March 7, 2023 will be U.S.$8.65 per U.S.$1,000 principal amount of the Notes.

Pricing Date:	February 28, 2023

Settlement Date:	March 7, 2023

Maturity Date:	January 13, 2033

Tax Considerations:	For U.S. federal income tax purposes the Notes will be part of the same issue and have the same issue price as the 5.766% senior notes due 2033 issued on January 13, 2023. U.S. investors that purchase Notes in the reopening at the Offering Price generally may exclude from income, for U.S. federal income tax purposes, the portion of the interest payment paid on July 13, 2023 that relates to the period from January 13, 2023 to the Settlement Date (“pre-acquisition accrued interest”). Pre-acquisition accrued interest not included in income will not form part of any amortizable bond premium (as described in “Taxation—U.S. Federal Income Tax Considerations—Amortizable Bond Premium” in the preliminary prospectus supplement dated February 28, 2023 (the “Preliminary Prospectus Supplement”)) and will not be included in an investor’s tax basis in the Notes for U.S. federal income tax purposes. See the “Taxation” section of the Preliminary Prospectus Supplement for a discussion of certain Japanese and U.S. federal income tax consequences of owning and disposing of the Notes applicable to U.S. Holders (as defined in the Preliminary Prospectus Supplement) that purchase the Notes in the reopening at the Offering Price.

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated February 28, 2023

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 13 and July 13 of each year beginning on July 13, 2023. Such semiannual interest will amount to U.S.$28.83 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+170 bps

Coupon:	5.766%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CS7

ISIN:	US86562MCS70

Common Code:	254771198

Legal Entity Identifier:	35380028MYWPB6AUO129

Sole Bookrunner:	SMBC Nikko Securities America, Inc.

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” and “PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated February 28, 2023.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.